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                                                                    EXHIBIT 99.2

                                    CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Western Bancorp
1251 Westwood Boulevard
Los Angeles, CA 90024

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated May 19, 1999, to the Board of Directors of Western Bancorp (the "Company") as Appendix B to the Registration Statement of U.S. Bancorp on Form S-4 (the "Registration Statement") relating to the proposed Agreement and Plan of Merger involving the Company and U.S. Bancorp and references made to such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ ANDREW C. ROSENBURGH
   --------------------------------------------

    Name: Andrew C. Rosenburgh

    Title: Director

July 9, 1999